                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): FEBRUARY 12, 1998



                           CROSS TIMBERS OIL COMPANY
             (Exact name of registrant as specified in its charter)



         DELAWARE                      1-10662                  75-2347769
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)



           810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS       76102
             (Address of principal executive offices)            (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     As previously reported in its Form 8-K dated February 25, 1998, Cross Timbers Oil Company ("the Company") entered into a definitive agreement on February 12, 1998 with EEX Corporation and EEX Operating L.P. to acquire producing properties and undeveloped acreage in the East Texas Basin for a purchase price of $265 million. The acquisition is effective January 1, 1998 and is anticipated to close on April 24, 1998. The purchase price is expected to be reduced to $245 million by estimated net revenues from the effective date through the closing date. The acquisition is subject to third party consents and other typical purchase price adjustments, and will be funded by borrowings available under the Company's Revolving Credit Agreement with commercial banks dated April 17, 1998. Such borrowings may be partially reduced by net proceeds from a public offering of the Company's common stock.

     The Company's internal engineers estimate that proved reserves attributable to this acquisition at the closing date will be 250 billion cubic feet of natural gas and 1.6 million barrels of oil, concentrated in approximately 88,000 gross (59,000 net) acres. Current net daily production is approximately 80 million cubic feet equivalent from about 900 (664 net) wells with a reserve-to-production index of almost nine years. The Company will operate more than 97% of the value of the properties. The acquisition also includes more than 12,800 net undeveloped acres located primarily in Anderson County, Texas.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.                              PAGE
                                                                           ----
  (a) Financial statements of businesses acquired.

      EEX Acquisition:

         Report of Independent Public Accountants ........................   4

         Statements of Revenues and Direct Operating Expenses
           for the Years Ended December 31, 1997 and 1996 ................   5

         Notes to Statements of Revenues and Direct Operating Expenses ...  6-7

  (b) Pro forma financial information.

      Cross Timbers Oil Company:

         Pro Forma Consolidated Financial Statements (Unaudited) .........   8

         Pro Forma Consolidated Balance Sheet at December 31, 1997 .......   9

         Pro Forma Consolidated Statement of Operations
           for the Year Ended December 31, 1997 ..........................  10

         Notes to Pro Forma Consolidated Financial Statements............. 11-13

  (c)  Exhibits.

       Exhibit Number
       and Description
       ---------------

         (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

             2.1 Purchase and Sale Agreement between EEX Operating L.P. and EEX Corporation as Seller and Cross Timbers Oil Company as Buyer, dated February 12, 1998

             2.2 Letter Amendment dated March 20, 1998 to Purchase and Sale Agreement dated February 12, 1998, between EEX Operating L.P., et al and Cross Timbers Oil Company

        (99) Additional Exhibits

             99.1 Revolving Credit Agreement, dated April 17, 1998, among the
                  Company and certain commercial banks named therein

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Cross Timbers Oil Company:

We have audited the accompanying statements of revenues and direct operating expenses of the EEX Acquisition (see Note 1) for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the management of Cross Timbers Oil Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the EEX Acquisition described in Note 1 for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
April 17, 1998

                                EEX ACQUISITION
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                 (in thousands)


                                       1997       1996
                                     -------     -------
                                        (Unaudited)
REVENUES

 Oil...............................  $ 5,298     $ 5,734
 Gas...............................   88,747      92,532
                                     -------     -------
   Total...........................   94,045      98,266
                                     -------     -------

DIRECT OPERATING EXPENSES

 Production........................    6,933       8,055
 Taxes on production and property..   10,109      10,155
                                     -------     -------
   Total...........................   17,042      18,210
                                     -------     -------

EXCESS OF REVENUES OVER
 DIRECT OPERATING EXPENSES.........  $77,003     $80,056
                                     =======     =======




See Accompanying Notes to Statements of Revenues and Direct Operating Expenses.

                                EEX ACQUISITION
         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.    BASIS OF PRESENTATION

     On February 12, 1998, Cross Timbers Oil Company ("the Company") entered into an agreement to acquire primarily gas-producing properties in the East Texas Basin from EEX Corporation and EEX Operating L.P. ("EEX Acquisition") for a stated purchase price of $265 million. The Company deposited $26.5 million toward the purchase price and expects the transaction to close on April 24, 1998. After adjustments for other acquisition costs, estimated cash flows from the effective date of January 1, 1998 and customary post-closing adjustments, the Company estimates the ultimate purchase price will be reduced to $245 million. The acquisition will be funded by borrowings available under the Company's Revolving Credit Agreement with commercial banks dated April 17, 1998. Such borrowings may be partially reduced by net proceeds from a public offering of the Company's common stock.

     The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by EEX Corporation and EEX Operating L.P. are not necessarily indicative of the costs to be incurred by the Company.

     Historical financial information reflecting financial position, results of operations and cash flows of the EEX Acquisition are not presented because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.


2.    SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Estimated Quantities of Proved Oil and Gas Reserves

     The proved reserve information presented below has been estimated by the Company's internal engineers, and reviewed by independent petroleum engineers, using December 31, 1997 prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

     Proved Oil and Gas Reserves at December 31, 1997
                                               Oil (Bbls)     Gas (Mcf)
                                               ----------   -------------
                                                   (in thousands)

     Proved reserves ..........................   1,599      260,000
                                                  =====      =======

     Proved developed reserves ................   1,365      217,764
                                                  =====      =======

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

     Standardized Measure of Discounted Future Net Cash Flows at December 31,
1997

                                              (in thousands)

Future cash inflows........................      $ 658,436
Future costs:
 Production................................       (203,110)
 Development...............................        (36,754)
                                                 ---------
Future net cash inflows....................        418,572
10% annual discount........................       (171,173)
                                                 ---------

Standardized measure of discounted future
  net cash flows before income taxes.......      $ 247,399
                                                 =========

                           CROSS TIMBERS OIL COMPANY
            PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

   The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Cross Timbers Oil Company ("the Company"). The Pro Forma Consolidated Balance Sheet as of December 31, 1997 has been prepared as if the EEX Acquisition (as described in Note 2) was consummated on December 31, 1997. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared as if the EEX Acquisition and the 1997 Acquisitions (as described in Note 2) were consummated on January 1, 1997.

   The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statement of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes for the year ended December 31, 1997 included in the Company's 1997 Form 10-K and the statements of revenues and direct operating expenses of the EEX Acquisition for the year ended December 31, 1997.

                                 CROSS TIMBERS OIL COMPANY

                     PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              DECEMBER 31, 1997


                                                                                 Pro Forma
                                                                                 Adjustments
                                                                                  (Note 3)
                                                                                --------------
                                                                                    EEX                    Pro
                                                                   Historical   Acquisition(a)            Forma
                                                                   ----------   --------------            -----
ASSETS                                                                          (in thousands)

Current Assets:
 Cash and cash equivalents...................................       $   3,816        $       -       $     3,816
 Accounts receivable, net....................................          43,996                -            43,996
 Other current assets........................................           4,350                -             4,350
                                                                    ---------         --------        ----------
  Total Current Assets.......................................          52,162                -            52,162
                                                                    ---------         --------        ----------

Property and Equipment, at cost - successful efforts method..         961,368          245,000         1,206,368
 Accumulated depreciation, depletion and amortization........        (237,532)               -          (237,532)
                                                                    ---------         --------        ----------
  Net Property and Equipment.................................         723,836          245,000           968,836
                                                                    ---------         --------        ----------

Other Assets.................................................          12,457                -            12,457
                                                                    ---------         --------        ----------

TOTAL ASSETS.................................................       $ 788,455         $245,000        $1,033,455
                                                                    =========         ========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable and accrued liabilities....................       $  54,339        $      -         $   54,339
 Accrued stock incentive compensation........................             554               -                554
                                                                    ---------        --------         ----------
  Total Current Liabilities..................................          54,893               -             54,893
                                                                    ---------        --------         ----------

Long-term Debt...............................................         539,000         245,000            784,000
                                                                    ---------         -------         ----------

Deferred Income Taxes Payable................................          21,320               -             21,320
                                                                    ---------         -------         ----------

Other Long-term Liabilities..................................           2,999               -              2,999
                                                                    ---------         -------         ----------

Stockholders' Equity:
 Series A convertible preferred stock ($.01 par value,
   1,138,729 shares issued, at liquidation value of $25).....          28,468                -            28,468
 Common stock ($.01 par value, 46,310,710 shares issued).....             463                -               463
 Additional paid-in capital..................................         210,954                -           210,954
 Treasury stock (6,860,779 shares)...........................         (76,656)               -           (76,656)
 Retained earnings...........................................           7,014                -             7,014
                                                                    ---------         --------        ----------
  Total Stockholders' Equity.................................         170,243                -           170,243
                                                                    ---------         --------        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................       $ 788,455         $245,000        $1,033,455
                                                                    =========         ========        ==========

    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                                     Pro Forma Adjustments (Note 3)
                                                    ---------------------------------
                                                        EEX           1997
                                                    Acquisition   Acquisitions
                                     Historical         (b)            (c)      Other          Pro Forma
                                     ----------     -----------   ------------  -----          ---------
REVENUES                        (in thousands, except per share amounts)

 Oil and condensate...........        $ 75,223       $ 5,298        $ 1,623    $      -         $ 82,144
 Gas and natural gas liquids..         110,104        88,747         35,220           -          234,071
 Gas gathering, processing
    and marketing.............           9,851             -              -           -            9,851
 Other........................           5,494             -              -           -            5,494
                                      --------       -------   ------------  ----------         --------
   Total Revenues.............         200,672        94,045         36,843           -          331,560
                                      --------       -------   ------------  ----------         --------

EXPENSES

 Production...................          43,580         6,933          5,049       6,718 (d)       62,280
 Exploration..................           2,088             -              -           -            2,088
 Taxes on production and
  property....................          16,405        10,109          3,574           -           30,088
 Depreciation, depletion
    and amortization..........          47,721             -              -      45,610 (e)       93,331
 General and administrative...          15,818             -              -      (4,737)(d)       11,081
 Gas gathering and processing.           8,517             -              -           -            8,517
 Interest, net................          26,677             -              -      28,628 (f)       55,305
 Trust development costs......             665             -              -           -              665
                                      --------       -------   ------------  ----------         --------
   Total Expenses.............         161,471        17,042          8,623      76,219          263,355
                                      --------       -------   ------------  ----------         --------

INCOME BEFORE INCOME TAX......          39,201        77,003         28,220     (76,219)          68,205

Income Tax Expense............          13,517             -              -       9,861 (g)       23,378
                                      --------       -------   ------------  ----------         --------

NET INCOME....................          25,684        77,003         28,220     (86,080)          44,827

Preferred Stock Dividends.....           1,779             -              -           -            1,779
                                      --------       -------   ------------  ----------         --------

EARNINGS AVAILABLE TO
 COMMON STOCK.................        $ 23,905       $77,003        $28,220    $(86,080)         $43,048
                                      ========       =======   ============  ==========          =======

EARNINGS PER COMMON SHARE
 Basic........................           $0.60                                                     $1.08
                                      ========                                                   =======
 Diluted......................           $0.59                                                     $1.05
                                      ========                                                   =======

Weighted Average
 Common Shares Outstanding....          39,773                                                    39,773
                                      ========                                                   =======




    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    BASIS OF PRESENTATION

     The accompanying Pro Forma Consolidated Balance Sheet at December 31, 1997 has been prepared assuming Cross Timbers Oil Company ("the Company") consummated the EEX Acquisition (Note 2) on December 31, 1997. The accompanying Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared assuming that the Company consummated the EEX Acquisition and the 1997 Acquisitions (Note 2) on January 1, 1997. The Pro Forma Consolidated Statement of Operations is not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.


2.    ACQUISITIONS

EEX Acquisition

     On February 12, 1998, Cross Timbers Oil Company ("the Company") entered into an agreement to acquire primarily gas-producing properties in the East Texas Basin from EEX Corporation and EEX Operating L.P. ("EEX Acquisition") for a stated purchase price of $265 million. The Company deposited $26.5 million toward the purchase price and expects the transaction to close on April 24, 1998. After adjustments for other acquisition costs, estimated cash flows from the effective date of January 1, 1998 and customary post-closing adjustments, the Company estimates the ultimate purchase price will be reduced to $245 million. The acquisition will be funded by borrowings available under the Company's Revolving Credit Agreement with commercial banks dated April 17, 1998. Such borrowings may be partially reduced by net proceeds from a public offering of the Company's common stock.

1997 Acquisitions

     The acquisitions described in the following three paragraphs are collectively referred to as the "1997 Acquisitions."

     On December 1, 1997, the Company acquired interests in certain producing oil and gas properties in the San Juan Basin of New Mexico from a subsidiary of Amoco Corporation ("Amoco") at an estimated purchase price of $195 million, including $5.7 million value for warrants issued to Amoco to purchase 937,500 shares of the Company's common stock at price of $15.31 per share for a period of five years. Amoco elected to accept certain producing properties owned by the Company valued at $15.7 million in lieu of cash, reducing cash consideration to $173.6 million, which was primarily funded with bank debt.

     On May 14, 1997, the Company acquired primarily gas-producing properties in Oklahoma, Kansas and Texas for an estimated adjusted purchase price of $39 million from a subsidiary of Burlington Resources Inc. The properties are primarily operated interests. The Company funded the acquisition with bank debt and cash flow from operations.

     From January through May 1997, the Company purchased an additional 370,500 units of beneficial interest, or 6%, of the outstanding units of beneficial interest in the Cross Timbers Royalty Trust at a cost of $5.4 million, funded primarily with bank debt.

3.    PRO FORMA ADJUSTMENTS

     Pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statement of Operations are as follows:

     (a) To record the EEX Acquisition.

     (b) To record revenue and direct operating expenses of the EEX Acquisition.

     (c) To record revenue and direct operating expenses of the 1997
          Acquisitions.

     (d) To record the estimated increase in general and administrative expense ($2,735,000) and an allocation from general and administrative expense to production expense ($7,472,000, less billing to joint owners of $754,000) attributable to the EEX Acquisition and the 1997 Acquisitions.

     (e) To record estimated depreciation and depletion expense attributable to the EEX Acquisition and the 1997 Acquisitions using the unit-of-production method applied to the cost of the properties acquired.

     (f) To record estimated interest expense attributable to the increase in long-term debt to finance the purchase of the EEX Acquisition and the 1997 Acquisitions. Interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1, 1997.

     (g) To record federal income tax at a corporate statutory rate of 34% related to net pro forma adjustments.


4.    PRO FORMA SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

     Pro forma reserve estimates at December 31, 1997 are based on reports prepared by independent petroleum engineers for proved reserves of the Company and reports prepared by the Company's internal engineers and reviewed by independent engineers for proved reserves of the EEX Acquisition.

     Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

     Pro Forma Proved Oil and Gas Reserves at December 31, 1997
                                                                               Natural Gas
                                      Oil (Bbls)         Gas (Mcf)            Liquids (Bbls)
                                      ----------        -----------           --------------
                                                       (in thousands)
Proved reserves............             49,453           1,075,775                 13,810
                                        ======           =========                 ======

Proved developed reserves..             35,200             895,474                 11,494
                                        ======           =========                 ======

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

     Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 1997

                                                              (in thousands)
Future cash inflows.........................................    $ 3,262,889
Future costs:
 Production.................................................     (1,182,427)
 Development................................................       (177,348)
                                                                -----------
Future net cash inflows before income tax...................      1,903,114
Future income tax...........................................       (350,389)
                                                                -----------
Future net cash flows.......................................      1,552,725
10% annual discount.........................................       (696,902)
                                                                -----------

  Standardized measure of discounted future net cash flows      $   855,823
                                                                ===========

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CROSS TIMBERS OIL COMPANY


Date: April 20, 1998                By: BENNIE G. KNIFFEN
                                        ------------------------------------
                                        Bennie G. Kniffen
                                        Senior Vice President and Controller